Exhibit 10.11

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) entered into as of the 23rd day of January, 2006, by and between WORLDWATER & POWER CORP. a Delaware corporation (the “Company”), and JAMES S. FARRIN, with an address of 57 N. Tulane Street, Princeton, New Jersey 08542 (the “Executive”).

Background

The Company desires to obtain the services of the Executive, and the Executive is willing to render such services, in accordance with the terms hereinafter set forth.

The Company, by appropriate action, has authorized the employment of the Executive as provided for in this Agreement.

NOW THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1. Term. The initial term (the “Initial Term”) of this Agreement shall commence as of the date hereof and shall terminate on January 23, 2007. Unless terminated as hereinafter provided, this Agreement shall continue from month to month (each such period, a “Renewal Term”) on the same terms and conditions as in the Initial Term, subject to adjustments as herein provided (the “Employment Term”). Notwithstanding the foregoing, the Company may terminate Executive immediately upon the hiring of a Replacement CEO (as defined in Section 2(b) below) or upon a change in control of the Company.

2. Employment.

(a)          The Executive will be employed as a President and Chief Executive Officer of the Company and will perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity, and as directed by the Company.

(b)         Executive acknowledges that he will serve on an interim basis and that it is the intention of the Company during the term of this Agreement to identify and hire a President and Chief Executive Officer to serve on a long term basis (“Replacement CEO”).

(c)          Excluding periods of a vacation and sick leave to which the Executive is entitled, the Executive agrees during the Employment Term to devote substantially all of his business time to the business and affairs of the Company and to the duties and responsibilities assigned to the Executive hereunder by the Company. The Executive may (i) serve on civic or charitable boards or committees; and (ii) manage personal investments and non-competing family businesses; so long as any such activities do not interfere with the performance of the Executive’s responsibilities hereunder. Executive shall use his best efforts to discharge the responsibilities of his office and position as set forth herein.

3.             Compensation.

(a)           The Company agrees to pay or cause to be paid to the Executive during the Employment Term a base salary at the initial monthly rate of Eight Thousand Dollars ($8,000.00) commencing March 23, 2006 and continuing on the 23rd day of each of the following ten months (hereinafter referred to as the “Base Salary”). Such Base Salary shall be payable in accordance with the Company’s standard payroll schedule. Such rate of salary, or increased rate of salary, as the case may be, shall be reviewed at least annually by the Company. In the event of the termination of this Agreement by the Company other than for Cause (as defined in Section 8 below) prior to January 23, 2007, Executive will be entitled to the Base Salary through the term of this Agreement.

(b)           Provided Executive continues his employment with the Company through January 23, 2007 and the conditions described in this subsection are achieved, Executive will be entitled to receive a bonus in the amount of $100,000 (the “Bonus”). The Bonus will be conditioned upon achievement by the Company of gross revenues equal to or exceeding $20,000,000 in fiscal year 2006 with a gross profit margin of at least 20% (collectively, the “Bonus Conditions”). If either or both of the Bonus Conditions are missed by less than 20%, the Bonus will be prorated. For example, if gross revenues for 2006 are $19,500,000 and the gross profit margin exceeds 20%, the Bonus will be $97,500. If the Bonus Conditions are missed by more than 20%, the Bonus will be determined by the Board of Directors in its discretion. In the event this Agreement is terminated by the Company other than for Cause prior to January 23, 2007 and the Company achieves the gross revenue and gross margin conditions described in this subparagraph, Executive will be entitled to the Bonus as if the Executive would have completed the term of this Agreement.

(c)           Executive will be entitled to receive options to purchase up to 1,000,000 shares of the Company’s common stock under the terms of the Company’s 1999 Incentive Stock Option Plan. Options to purchase 200,000 shares of the Company’s common stock will be issued upon the full execution of this Agreement, and the balance will be issued in twelve equal monthly installments commencing January 23, 2006 and continuing on the twenty-third day of each of the succeeding eleven months.

4.             Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. The Executive’s participation in such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally.

5.             Executive Benefits. The Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company and any supplemental retirement, salary continuation, stock option, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Unless otherwise provided herein, the Executive’s participation in such plans shall be on the same basis and terms as other similarly situated executives of the Company. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive’s entitlements hereunder.

6.             Reimbursement of Expenses. The Executive is authorized to incur expenses reasonably necessary (consistent with a policy to be established by the Company) to carry out his duties under this Agreement. The Company will reimburse the Executive for all such expenses upon receipt of an itemized account of such expenditures, which shall be in accordance with the usual practices of the Company and in accordance with the annual budget prepared from time to time by the Company.

7.             Termination of Employment. In the event of the death of the Executive or if the Executive is permanently disabled or incapacitated and as a result thereof is and continues to be for a period of ninety (90) days unable to perform his duties hereunder as determined by mutual agreement of the Executive and the Company but if no such agreement is reached, as determined (i) by a mutually selected Person who is an expert in the type of disability claimed whose determination shall be final and binding or (ii) if no such Person is selected, by an arbitrator selected pursuant to the commercial arbitration rules of the American Arbitration Association the Executive or, in the event of the Executive’s death, the Executive’s estate, shall be entitled to receive:

all amounts earned or accrued hereunder through the date of termination (the “Termination Date”), but not paid as of the Termination Date, including

(i)            Base Salary (reduced by the amount of payments received by Executive pursuant to the Company’s disability insurance program, if any);

(ii)           reimbursement for any and all monies advanced or expenses incurred in connection with the Executive’s employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date;

(iii)          accrued and unpaid vacation pay;

(iv)          any bonuses or incentive compensation earned through the

Termination Date, or to which Executive is entitled in connection with his employment through the Termination Date; and

(v)           any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon) (collectively, “Accrued Compensation”).

8.             Termination for Cause, Voluntary Termination or Buy-Sell Event. If the Executive’s employment is terminated by the Company for Cause (as herein defined), by the Executive or as a result of the sale of his equity interests in the Company, the Executive shall be entitled to receive Accrued Compensation and all other obligations of the Company under this Agreement shall cease. For purposes of this Agreement, the term “Cause” shall mean that the Employee shall have (i) committed any act of fraud, embezzlement or theft in connection with his duties hereunder, (ii) committed any intentional act that has a material adverse impact on the Company or its affiliates, (iii) engaged in any gross misconduct, or (iv) breached in any material respect the material provisions of paragraph 9 or 1 0 of this Agreement.

9.             Non-Competition; Confidentiality.

(a)           In the event Executive is terminated for “Cause” or Executive voluntarily terminates this Agreement, for a period expiring the later of two (2) years after the termination of this Agreement, Executive shall not engage in any of the following activities:

(i)            Engage in Competitive Activities. Own, manage, operate, engage in, serve as an advisor or consultant for, control, or otherwise participate in any business that is or shall be competitive with any of those business activities that have constituted part of the Company’s business at any time during the past 12 months from the date hereof, nor shall Executive assist any Person that shall be engaged in any such business activities, including making available any information or funding to any such Person, or be involved as a stockholder, partner, member, guarantor, or other holder of an interest in any Person engaging in any such activities;

(ii)           Solicit Employees. Solicit to employ any employee of the Company or any affiliate thereof while such Person is employed by any of them;

(iii)          Interfere with Contracts. Either on its own account or for any other Person, solicit, induce, attempt to induce with, or endeavor to cause any Person (including without limitation any broker, customer, governmental authority, subcontractor, or supplier) to modify, amend, terminate, or otherwise alter any contract or arrangement that such Person has with the Company or any affiliate thereof with respect to the business of the Company; and

(iv)          Assist Competitors. Make any statement or perform any act intended to advance an interest of any existing or prospective competitor of the Company, any affiliate thereof with respect to the business of the Company, or encourage any other Person to make any such statement or to perform any such act.

(c)           For a period expiring two (2) years after the termination of this Agreement for any reason, Executive agrees to keep confidential any and all confidential and non-public Company documents, trade secrets and other information including, but not limited to, patent work, engineering drawings, product designs, research and development results, client lists, pricing strategy, product cost data, proprietary technical information, corporate policies and procedures, and corporate marketing and financial plans and strategies. In the event of the termination of Executive’s employment for any reason, all documents in Executive’s possession related to any of the items described in this paragraph shall be returned to the Company.

(b)           If a court of competent jurisdiction determines that the provisions of this Paragraph 9 are partially or wholly inoperative, invalid or unenforceable in a particular case because of their duration, geographical scope, restricted activity, or other parameter, such court may reform such duration, geographical scope, restricted activity or other parameter with respect to such case to permit enforcement of such reformed provision to the greatest extent allowable.

10.           Company Property. Executive agrees that any and all development techniques or other products or processes relating to the Company’s business which the Executive may create, make, discover, introduce or invent while retained by the Company hereunder, shall belong to and be the sole property of the Company. Executive agrees promptly and fully to disclose the same to the Company and to assign all rights thereto to the Company immediately.

11 .          Injunctive Relief. The Employee agrees that the remedy at law for any breach of the provisions of Paragraphs 9 and 10 hereof will be inadequate and that the Company shall be entitled to injunctive relief in addition to any other remedy it may have.

12.           Survival. The parties hereby agree that the provisions of Paragraphs 6, 7, 8, 9, 10 and 11 hereof and of this Paragraph 12 shall survive the termination of this Agreement. Any compensation, bonuses and benefits that have been earned prior to the termination date of this Agreement in accordance with the provision of this Agreement or any compensation or benefit plan shall be payable or provided thereafter in accordance with the original terms for payment of such compensation or bonus or provision of such benefits in accordance with the provision of this Agreement or any such compensation or benefit plan.

13.           Successors and Assigns.

(a)           This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “Company” as used herein shall include such successors and assigns. The term “successors and assigns” as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

(b)           Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal personal representative.

14.           Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

15.           Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

16.           Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such wavier, modification or discharge is agreed to in writing and signed by the Executive and the Company after authorization of the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not expressly set forth in this Agreement.

17.           Person. For purposes of this Agreement, “Person” shall mean any individual, partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so permits or requires.

18.           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New Jersey without giving effect to the conflict of law principles thereof.

19.           Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

20.           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof, including, without limitation, the Employment Agreement between the Company and Executive, dated March 6, 2002, and the Agreement between the Company and Executive, dated April 30, 2002, which are hereby terminated in their entirety.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

/s/ James S. Farrin
James S. Farrin

WORLDWATER CORP.

By:	/s/ Quentin T. Kelly
Quentin T. Kelly
Title: Chairman